EXHIBIT 10.20

SUBLEASE AGREEMENT, HEREINAFTER "THE AGREEMENT" EXECUTED BY AND BETWEEN THE COMMERCIAL ASSOCIATION OPERADORA FARMACEUTICA, S.A. DE C.V., THROUGH ITS LEGAL REPRESENTATIVE LIC. JAVIER RODRIGUEZ LUCIO, HEREIN AFTER AND FOR THE PURPOSES OF THIS AGREEMENT REFERRED TO AS "SUBLESSOR", AND THE COMMERCIAL ASSOCIATION "AVEX ELECTRONICS DE MEXICO, S.R.L. DE C.V., THROUGH ITS REPRESENTATIVE MR. STEPHEN A. NEVEU, HEREINAFTER AND FOR THE PURPOSES OF THIS AGREEMENT REFERRED TO AS "SUBLESSEE", WITH THE APPEARANCE OF THE COMPANY SERTO, S.A. DE C.V., REPRESENTED IN THIS ACT BY MR. MAURICIO BENAVIDES PEREZ, AS REPRESENTATIVE OF THE MENTIONED CORPORATION AND ON ITS OWN RIGHT AS DEPOSITORY OF THE INDUSTRIAL PLANT; WHICH AGREEMENT IS SUBJECT TO THE FOLLOWING DECLARATIONS AND CLAUSES:

                         D E C L A R A T I O N S
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      I. - THE SUBLESSOR declares through its legal representative:
a) That it is a corporation duly incorporated according to the laws of the Mexican Republic, with sufficient capacity to execute the present AGREEMENT, as evidenced in Public Deed Number 23, 139, dated July 13, 1989, granted before Attorney Jesus Montano Garcia, Public Notary number 60 of Monterrey Nuevo Leon, which is duly recorded at the Public Registry of Property and Commerce under number 2011, volume 325, Book 3, Commerce section dated December 15, 1989.

b)That its representative Lic. Javier Rodriguez Lucio, has sufficient authority to execute the present AGREEMENT, and that his authority has not been revoked or limited in any way, as evidenced in public deed 23, 739 dated October 6, 1989 granted before Jesus Montano Garcia Public Notary Number 60 of Monterrey Nuevo Leon which is duly recorded at the Public Registry of Property and commerce under number 5661, volume 191-114 Book 4, Commerce section dated December 15, 1989.

c)That its corporate purposes includes the possibility of binding itself in accordance with the terms of the present agreement.

d)That on August 1, 1995, it executed a lease Agreement with SERTO S.A. DE C.V., owner of the INDUSTRIAL PLANT, (THE LEASE AGREEMENT). The term of THE LEASE
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AGREEMENT is 10 years from the date it was signed, and it is currently in full force and effect.

e)That Clause fourteenth of THE LEASE AGREEMENT expressly authorizes the SUBLESSEE to sublease or temporarily assign the rights derived from the LEASE AGREEMENT, with a prior written authorization from SERTO S.A. DE C.V.

f).-That THE SUBLESSOR, as LESSEE and possessor of the INDUSTRIAL PLANT, has sufficient legal entitlement, and is able to guarantee THE SUBLESSEE, in the terms of the present agreement, the peaceful and temporary use and enjoyment of an approximate are of 7,056 Square meters (SEVEN THOUSAND FIFTY SIX SQUARE METERS) of the Industrial plant located within THE PROPERTY with an approximate total are of 25,001mts2. (TWENTY FIVE THOUSAND ONE SQUARE METERS). SAID AREAS ARE ESTABLISHED ACCORDING TO THE BLUEPRINT PROVIDED BY SUBLESSOR which is attached to this agreement as exhibit "1".

Said PROPERTY pertains to a warehouse located within the leased property with an approximate area of (7,056 sq. mts. SEVEN THOUSAND FIFTY SIX SQUARE METERS) of the "INDUSTRIAL PLANT", to another warehouse are of approximately (5,00 sq. Mts FIVE THOUSAND SQUARE METERS) herein after "THE INDUSTRIAL PLANT" and to an office area of approximately 578 sq. Mts. (FIVE HUNDRED SEVENTY EIGHT SQUARE METERS). The total approximate area is 12,634 sq. mts. (TWELVE THOUSAND SIX HUNDRED THIRTY FOUR SQUARE METERS) of construction and the rest of the surface are green areas and parking. These areas are referred to in this agreement as "THE PROPERTY", and are located in Circuito de la Productividad 132, of the Guadalajara Industrial Park, with the location, metes and bounds described in the blue print provided by the SUBLESSOR attached to the present AGREEMENT as Exhibit "2".

g).-That it has the sufficient authority to compromise in sublease THE INDUSTRIAL PLANT to the SUBLESSEE, having previously obtained for said purposes, every and each one of the authorizations necessary for the execution of this Agreement, which authorizations include but are not limited (i)the authorization to sublease of Clause fourteenth of the LEASE AGREEMENT, requirement is fully complied with the appearance of SERTO S.A. DE C.V. to the execution of the present document, and (ii) the authorization from the Technical Committee for The Condominium Parque Industrial Guadalajara to change the use of the land, as well as (iii) the necessary authorization from BANCO MERCANTIL DEL NORTE,
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SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANORTE, as
beneficiary of a mortgage on the land and as pledge creditor connected to the rights derived from the LEASE AGREEMENT executed by SERTO S.A. DE C.V. (AS LESSOR) and OPERADORA FARMACEUTICA DE OCCIDENTE, S.A. DE C.V. (AS LESSEE) which are attached to this agreement as exhibit "4" said authorizations were granted to the Corporation Serto, S.A. de C.V.

h).- That its address for all legal effects is Ave. Pino Suarez No. 602 Sur Colonia Centro C.P. 64000 Monterrey Nuevo Leon.

i).- That its intention is to execute and in fact they hereby execute the present sublease agreement in the terms and conditions established herein.

II.- THE SUBLESSEE declares through its legal representative:

a).-That it is a corporation legally incorporated according to the Mexican laws with sufficient capacity to execute the present Agreement, as evidenced by Public Deed Number 4,953 dated June 27, 1997, granted before Mr. Jose Luis Villavicencio, Public Notary Number 218 of Mexico City Federal District, and recorded at the Public Registry of Property of Guadalajara, Jalisco, under inscription 64-65 volume 647, First book of said registry, dated July 16, 1997.

b).- That its representative, MR. STEPHEN A. NEVEU has the sufficient authority to execute the present Agreement, which authorities have not been revoked or limited in any way, as evidenced in the resolution taken on January 13th, 1999, by the totality of the partners of Avex Electronics de Mexico S.R.I. de C.V. in which the representative was granted a special power to contract in regards to this transaction.

c).-That within its corporate purpose it may become bound to the terms of the present agreement.

d).- That its intention is to execute the present AGREEMENT to use THE INDUSTRIAL PLANT to carry out its industrial activities and to install equipment, machinery, and offices in order to perform its purposes which mainly consist on designing, manufacturing, industrializing, processing and carrying out product engineering work; purchase, sell, import, expert, assemble and distribute all types of materials and products; and render all
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types of services, including technical assistance, maintenance, and repair, to itself or to third parties.

e).- That its address for all legal effects will be the same address as the INDUSTRIAL PLANT. Copy of any notice related with this agreement should be sent to Bismark 192 P.B. Vallarta Norte, Guadalajara, Jalisco, MEXICO.

III.-   THE CORPORATION SERTO  S.A.  DE  C.V. DECLARES THROUGH ITS LEGAL
REPRESENTATIVE:

a).-That as legitimate owner of the INDUSTRIAL PLANT, it appears to the execution of the present document to ratify its consent for the SUBLESSOR to grant THE INDUSTRIAL PLANT in sublease to the SUBLESSEE, according to the terms of this agreement.

b).- That with its appearance to the execution of this agreement, it strictly complies to the provision of clause fourteenth of the LEASE AGREEMENT regarding the authorization required for the SUBLESSOR to sublease the INDUSTRIAL PLANT, and that through its appearance to the execution of this document it is aware and expressly approves the terms in which the authorized sublease will take place.

c).- That it also appears to Grant an Option to purchase, which is granted to the SUBLESSEE in this agreement, once the established conditions in this agreement have been complied with for said effect.

d).- That it recognizes that in order for the LEASE AGREEMENT to be compatible with the terms of this agreement, simultaneously to the signature of this document, a modification to the LEASE AGREEMENT is signed in such a way that the terms and conditions of this agreement become totally compatible with the ones of the referred agreement, which is attached as exhibit "5".

e).- That due to the fact that this agreement will have effects over the total are of THE PROPERTY referred in Exhibit "2", simultaneously with the execution of this document, it executes a LEASE AGREEMENT with the SUBLESSEE for the rest of the area of THE PROPERTY, that is, for an approximate area of 5,578 Sq. Mts. (FIVE THOUSAND FIVE HUNDRED SEVENTY EIGHT SQUARE METERS) formed by approximately 5,000 Sq Mts. (FIVE THOUSAND SQUARE FEET) of warehouse and approximately 578 Sq. Mts.
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(FIVE HUNDRED SEVENTY EIGHT SQUARE METERS) of offices and the corresponding green areas, with the location, metes and bounds referred to in the LEASE AGREEMENT which is attached to the present agreement as exhibit "6".

IV.-  MR. MAURICIO BENAVIDES DECLARES:

a).-That according to the three credit agreements executed with BANCO MERCANTIL DEL NORTE, SOCIEDAD ANONIMA INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BANORTE, which are identified herein after, he was personally appointed depository of THE PROPERTY in the mortgage guarantee granted over the totality of the area, as well as in the pledge guarantee derived from the rights arisen from the LEASE AGREEMENT executed by SERTO, S.A. DE C.V. (As lessor and Operadora Farmaceutica de Occidente, S.A. de C.V. as lessee) rights over the INDUSTRIAL PLANT, having obtained the consent from said institution as evidenced in document attached as exhibit "4", as well as from any other institution, or authority, of which eventually its consent could be required for the execution of this document.

THE CONTRACTS REFERRED TO ABOVE ARE THE FOLLOWING:

i).-Simple Credit Opening Agreement contained in Public Deed number 28,890, dated December 20, 1995, executed by BANORTE (AS CREDITOR) AND LOMAS DE SATELITE SOCIEDAD ANONIMA DE CAPITAL VARIABLE (AS DEBTOR), for the amount of $1,584,333 UDIS (One million five hundred eighty four thousand and three hundred thirty three investment units) granting also the guarantees by SERTO S.A. DE C.V., as referred to in the preceding paragraph.

ii).- Simple Credit Opening Agreement contained in Public Deed number 28,936, dated December 29, 1995, and executed by BANORTE (AS CREDITOR) AND LOMAS DE SATELITE SOCIEDED ANONIMA DE CAPITAL VARIABLE (AS DEBTOR), for the amount of $7,000,000.00 (Seven million new pesos national currency) granting also the guarantees referred to before.

iii).- Simple Credit Opening Agreement, with mortgage and pledge guarantees, which is contained Public Deed number 31,529 dated February 27, 1998, and executed by BANORTE (AS CREDITOR), and SERTO, S.A. DE C.V. (AS DEBTOR), for the amount
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of $3,000,000.00 (Three million pesos national currency), granting also the guarantees referred to before.

V.-  THE PARTIES DECLARE:

a)That for purposes of this AGREEMENT the terms listed below will have the following meanings:

a.1).- AGREEMENT: the present Sublease Agreement of THE INDUSTRIAL PLANT.

a.2).- THE INDUSTRIAL PLANT: the area subject to the sublease, formed by Building or warehouse area, with an approximate extension of 7,056 Sq. Mts. (seven thousand fifty six square meters) of built areas and by , which are located in the following address: Circuito de la Productividad number 132 in the Guadalajara Industrial Park and that for easier identification, a blue print will be attached hereto as Exhibit "1", which signed by the parties is an integral part of it.

a.3).- BEGINNING DATE.- the day from which this agreement will be effective and when the validity of the agreement will be calculated, which will be the day when the SUBLESSEE, as such, occupies the INDUSTRIAL PLANT.

a.4).- TERMINATION DATE.- the last valid day of this agreement, unless the parties agree to exercise the extensions contemplated in this agreement. In said case the termination date will be the last day of validity of the referred extension.

a.5).- VALIDITY.- the elapsed period between the BEGINNING DATE and the TERMINATION DATE.

a.6).- AUTHORIZED USES.- the industrial activities to be carried out by the SUBLESSEE which have been authorized to take place in THE INDUSTRIAL PLANT by THE SUBLESSOR and that are in accordance with the land use regulations of the location of the INDUSTRIAL PLANT, as well as with the municipal licenses for the operation of the company that the SUBLESSEE will perform, according to the main activity that has been described in the declarations of this agreement. It is essential for this agreement to have effects between the parties that said activities are authorized by the competent Municipal
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authority, as well as to grant in its opportunity the corresponding construction permits for the intended construction in said INDUSTRIAL PLANT, if they are not approved it is a cause to terminate the agreement in advance.

a.7).- CONSUMER PRICE INDEX (CPI) The Consumer Price Index, determined by the Ministry of Labor and the Labor and Statistics Department published monthly in the United States of America.

a.8).- ACCOUNT TO DEPOSIT RENT PAYMENT: The account NO. 7096917-01 of International Bank of Commerce, with code ABA 114902528 in the city of Laredo Texas in which the SUBLESSEE shall pay the rent, by electronic wire transfer of funds, deposit or check.

b).-That it is their intention to execute and in fact they execute, the present AGREEMENT in the terms and conditions specified in this document, according to the previous declarations and to the following:

                              C L A U S E S

                                                                  SUBJECT MATTER

FIRST.- SUBLESSOR delivers in this act in lease to SUBLESSEE, who receives and accepts, the temporary use and enjoyment of the INDUSTRIAL PLANT, under the conditions and status of use described in a general manner in exhibit "7" of this agreement, and under the terms and conditions established herein.

                                                                           PRICE

SECOND.- a) The price for the sublease that SUBLESSEE is bound to pay for the term of the occupation of the INDUSTRIAL PLANT is the amount of USCY $27,377.28 (Twenty seven thousand, three hundred seventy seven and twenty eight cents, U.S. CURRENCY) monthly, plus the corresponding Value Added Tax. The payment shall be made monthly in advance within the first 5 (five) days of each month.
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b) The parties agree that the rent referred to in the preceding paragraph, will begin to be paid on March 15, 1999, provided that SUBLESSOR has physically, legally and materially received the possession of the INDUSTRIAL PLANT, on that date or before and this agreement has been executed.

c) The price of the sublease should be paid in United States Dollars or in Mexican currency, according to the official exchange rate published by the Bank of Mexico in the Official Gazette of the Federation for the compliance of obligations in dollars, from the immediate prior day in which the payment in question is made.

d) The rent shall be paid by SUBLESSEE to SUBLESSOR by electronic transfer of funds, deposit or check, at the discretion of SUBLESSEE in the ACCOUNT FOR THE RENT PAYMENT that SUBLESSOR indicates, or in the one that SUBLESSOR indicates in the future to SUBLESSEE in writing at least fifteen working days in advance.

e) SUBLESSOR shall give SUBLESSEE monthly receipts for the payment of rent and of the corresponding V.A.T., which receipt shall comply with all fiscal requirements, be issued with the date of rent payment, and contain the amount paid in United States Dollars and the corresponding amount in Mexican Pesos, according to the exchange rate of the date payment is made as published in the Official Gazette of the Federation for the compliance of obligations.

f) It is expected that the price of the lease could be adjusted every anniversary of this agreement, in the same percentage that the CONSUMER PRICE INDEX increases (CPI) published in the United States of America.

                                                           TERM OF THE AGREEMENT

THIRD.- This AGREEMENT has an initial term of two years compulsory and binding for both parties. Such term will begin to be considered from the date of the initial date of this Agreement and will conclude on the termination date of the initial term or any of its extensions, or in the event that an anticipated termination cause operates or the rescission of this agreement. The initial term may be extended for up to three occasions for a term of two additional years in regards with the first two extensions and for one year in case of the last extension.
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SUBLESSEE shall exercise the above referred right to extend, through a written notice delivered to SUBLESSOR at least 30 days before the date of termination of the initial agreement.

In the event that the extension or extensions referred to in this clause take place, the original terms and conditions of the agreement will survive and the parties will be bound by it irrespective of time or place.

SUBLESSEE may terminate this agreement, without any responsibility during the term of any of the extensions referred in the corresponding clauses of this agreement, by notifying SUBLESSOR at least 90 days before the termination date.

                                         USE OF THE INDUSTRIAL PLANT AND DEPOSIT

FOURTH.- SUBLESSEE may only use the leased INDUSTRIAL PLANT to carry out the activities contemplated in its corporate purposes and described in the declarations of this agreement. This use may not be modified without previous consent from SUBLESSOR.

SUBLESSEE delivers in this act to SUBLESSOR a deposit equivalent to one month's rent, that is, an amount of USCY $27,377.28 (TWENTY SEVEN THOUSAND, THREE HUNDRED SEVENTY SEVEN AND TWENTY EIGHT CENTS U.S. CURRENCY), which shall be fully reimbursed by SUBLESSOR at the termination date of this agreement, unless SUBLESSEE causes damages to the INDUSTRIAL PLANT not derived from the normal use, or when on the delivery date the corresponding water, light and electricity receipts contracted by THE SUBLESSEE to operate in the INDUSTRIAL PLANT have not been paid in which case both parties will decide the use of the mentioned deposit.

This agreement constitutes the most effective receipt available by law, in regards to the delivery of said amount to SUBLESSOR.

                                                          AGREEMENT REGISTRATION

FIFTH.- If it is considered convenient during the term of this agreement, the parties will register this agreement at the Public Registry of Property and Commerce of Guadalajara, in compliance with article 2105 of the Civil Code for the State of Jalisco. The expenses, fees and registration cost of the inscription at the Public Registry or before any other authority, as well as the applicable "Legal Business Tax," if any, as well as any other right or tax shall be covered equally by SUBLESSOR and SUBLESSEE.
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For purposes of the previous paragraph, any of the following persons will be authorized, who indistinctly could make the necessary process for the registration of this agreement before the Public Registry or before any authority. Said persons are the following:

Lic. Javier Rodriguez Lucio
Lic. Martha Cecilia Cortes Munoz
Lic. Hugo Cuesta Leano

                      MODIFICATIONS TO THE PROPERTY AND TO THE INDUSTRIAL PLANT.

SIXTH.- Any material or substantial modification that alters or affects the structure of the INDUSTRIAL PLANT must be previously authorized by THE SUBLESSOR, who is bound to respond to a request of that nature within 15 days from the request. Modifications to support manufacturing facilities and logistics will not require prior approval.

The modifications proposed by SUBLESSEE and already approved by SERTO, S.A. de C.V. and SUBLESSOR include, but are not limited to the ones listed in exhibit "8" of this agreement. The parties agree that the fact that the proposed modifications by SUBLESSEE are listed in the exhibit mentioned, do not bind in any way SUBLESSEE to carry them out, therefore, SUBLESSEE will have a discretional authority to determine whether it carries them out or not, according to its interests.

In the event that SUBLESSEE intends to carry out additional modifications to the ones listed in the exhibit referred to above, the provisions of paragraph one of this clause will apply.

On the date THE INDUSTRIAL PLANT is vacated, SUBLESSEE may remove all and each of the improvements or modifications made to THE INDUSTRIAL PLANT, with the only limitation that the removal of said improvements do not affect the structure of THE INDUSTRIAL PLANT, in which case the parties may negotiate a price for the modifications made that Serto S.A. de C.V. and the SUBLESSOR has an interest to keep in the INDUSTRIAL PLANT and SUBLESSEE will discretionally determine whether such improvements will be left in exchange for the price offered.

                              TAXES AND RIGHTS FOR SERVICES AND CONDOMINIUM FEES
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SEVENTH.- The property taxes caused by THE INDUSTRIAL PLANT during the term of this agreement, as well as any other current or future tax or right on THE INDUSTRIAL PLANT will be covered by SUBLESSOR.

The Value Added Tax on the rent, or its substitute according to the applicable laws, will be covered by SUBLESSEE.

The charges for water consumption to be paid to the Intermunicipal Water and Sewer System (SIAPA), as well as the amounts for telephone services and light services will be paid by SUBLESSEE. The foregoing in the understanding that the charges for the connections have been previously paid, since THE INDUSTRIAL PLANT already has such services.

 The ordinary charges for maintenance charged by the Association of Co-owners of Parque Industrial Guadalajara, will be covered by SUBLESSEE, however, the charges or extraordinary fees, or any other charge inherent to the owners of the property in the Industrial Park, will be covered by SUBLESSOR.

SUBLESSEE, with the collaboration of SUBLESSOR shall either execute or modify the agreement with the Federal Electricity Commission for the supplying of electricity according to the characteristics and consumption required by the equipment to be installed in the leased INDUSTRIAL PLANT.

For said purpose the parties agree that according to the budget made by the Federal Electricity Commission for the increase of supply of electricity required by the INDUSTRIAL PLANT each party binds to pay up to the amount of $350,000.00 (three hundred fifty thousand pesos) Mexican Currency.

                                     MAINTENANCE, CONSTRUCTIONS AND APPRECIATION

EIGHTH.- SUBLESSEE will take care by itself, of maintaining, cleaning, and making minor repairs to THE INDUSTRIAL PLANT.

In the event that the city council or any other authority with jurisdiction, including the Co- owners Association of Parque Industrial Guadalajara, either directly or indirectly agree to carry out constructions or works that generates an obligation to pay to any of them for the benefit to THE INDUSTRIAL PLANT, this charges will be absorbed by SUBLESSOR who is bound to hold SUBLESSEE harmless from any claim or request for this reason.
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All major repairs needed in THE INDUSTRIAL PLANT, as well as in the ceilings, floors, internal or external walls and foundations, will be covered by SUBLESSOR.

The SUBLESSOR delivers THE INDUSTRIAL PLANT guaranteeing that the ceilings, floors, internal or external walls and foundations are duly sealed, waterproofed, without leaking, complying with the customary construction standards, granting the guarantee for two years as of the signature of this agreement and binding to provide the corresponding maintenance.

Also, SUBLESSOR will be responsible for the damages and losses that any defect in the construction of foundation of THE INDUSTRIAL PLANT causes to SUBLESSEE, to any other party, or to their assets, or from any defect or structural damage of THE INDUSTRIAL PLANT, that impedes or snags SUBLESSEE to operate in a normal way in the same unless said defect or structural damage has been caused by an irresponsible use of the SUBLESSEE.

                                                                   ADVERTISEMENT

NINTH.- SUBLESSOR authorizes SUBLESSEE to paint or install in THE INDUSTRIAL PLANT announcements related to the industrial and commercial activities of SUBLESSEE, with no more limitations than the ones established in the Municipal Regulations.

The taxes, rights and expenses originated from this concept will be covered exclusively by SUBLESSEE.

                                                           SUBLEASE AND TRANSFER

TENTH.- The SUBLESSEE may sublease the totality or part of THE INDUSTRIAL PLANT to its affiliated companies or subsidiaries prior notification to SUBLESSOR. SUBLESSEE may sublease part or all THE INDUSTRIAL PLANT to any third party, with the prior consent from SUBLESSOR, in the understanding that the SUBLESSEE should adjust in its case to the provisions of this agreement.

SUBLESSEE would also be able to transfer its rights and obligations with prior written authorization from SUBLESSOR, who will grant it as long as the transferee complies with the following condition:
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That the proposed transferee has the sufficient solvency to cover the established obligations in the present AGREEMENT and the ones legally applicable, to consider the solvency of said transferee it should be classified in a similar credit level as the one that would correspond to the SUBLESSEE.

Once the transfer has been expressly accepted, and that the corresponding transferee has been authorized by SUBLESSOR, and it has signed the corresponding agreement, having delivered the possession of THE INDUSTRIAL PLANT, SUBLESSEE will be released from the rights and obligations generated in this AGREEMENT in the understanding that the new transferee assumes the totality of the obligations, as well as the corresponding rights. Also, SUBLESSEE will be released from said rights and obligations once they have vacated THE INDUSTRIAL PLANT.

                                                                       EXTENSION

ELEVENTH.- SUBLESSEE will have the right to extend the term of this AGREEMENT for three occasions for additional terms of 2 (two) years for the first two extensions and for 1 (one) year for the last extension, from the expiration of the initial term referred to in clause three hereof, or in its case, from the expiration of the extension if the extension right has been exercised, with prior notice to the SUBLESSOR at least 30 days before the termination of the initial term of this AGREEMENT or that of the corresponding extension.

In the event that SUBLESSEE exercises his right to extend as established in this clause, it will have the right, during the term of said extension, to terminate this agreement at any time by giving written notification to SUBLESSOR 90 (ninety) days in advance.

                       INDIVISIBILITY OF THE OBLIGATION WITH THE LEASE AGREEMENT

CLAUSE TWELFTH.- The parties declare that on the same date of execution of this agreement SUBLESSEE executes with Serto S.A. de C.V., a LEASE AGREEMENT of an area of 5,578 Sq. Mts. (FIVE THOUSAND, FIVE HUNDRED SEVENTY EIGHT SQUARE METERS) of construction, plus parking area and green areas, located within the INDUSTRIAL PLANT which have been identified in exhibit "6." the parties also declare that because the areas are parts, and because they are indivisible without affecting the use to which SUBLESSEE intends to devote THE INDUSTRIAL PLANT to, the parties agree to link both agreements in such way that the revocation, cancellation or termination of any of them, automatically causes the revocation, cancellation or termination of the other, and in such a way that neither of them may survive or continue to be in force and effect, if the
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other one is not in force and effect as well. Therefore, the obligations and rights of the parties to this agreement and those of the mentioned lease agreement are considered for legal effects as indivisible.

                                                DELIVERY OF THE INDUSTRIAL PLANT

CLAUSE THIRTEENTH.- Once the term of this Sublease agreement and that of its extensions, if any, have come to an end, SUBLESSEE shall deliver SUBLESSOR the INDUSTRIAL PLANT in the terms of this AGREEMENT and in the conditions it was received, except for the modifications and improvements made that SUBLESSEE decides to lease in THE INDUSTRIAL PLANT and except to the deterioration of the normal use of the INDUSTRIAL PLANT.

The modifications and improvements made to the INDUSTRIAL PLANT during the term of this AGREEMENT that cannot be removed without damaging the structure will be kept in benefit of SUBLESSOR, the rest of the improvements that are removable may be removed by SUBLESSEE.

The SUBLESSEE binds to provide on the date of delivery of the INDUSTRIAL PLANT to the SUBLESSOR copies of totally paid receipts for the services of water, light, telephone and electricity by THE SUBLESSEE, corresponding to the last month that THE INDUSTRIAL PLANT was occupied.

                                   OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

CLAUSE FOURTEENTH.- SUBLESSEE will have an option to purchase the INDUSTRIAL PLANT, which right may be exercised at any time during the term of this agreement or those of its extensions. Serto S.A. de C.V., as legitimate owner of the INDUSTRIAL PLANT, by appearing to the execution of this document, grants in this act to THE SUBLESSEE the option to purchase, the referred option to purchase could be exercised in the event that SUBLESSOR or Serto S.A. de C.V. have financial difficulties that imply a risk that any of them could be declared in bankruptcy or in bankruptcy process, or that in any way use, enjoyment or possession of THE INDUSTRIAL PLANT by SUBLESSEE is under risk during the term of this agreement or any of its extensions.

In order for SUBLESSEE to exercise said option, the conditions referred to in the preceding paragraph should exist. In said case SUBLESSEE should notify in writing to SUBLESSOR and to Serto S.A. de C.V., 45 (forty-five) calendar days before the intended date of execution
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of the documents in which the transfer of THE INDUSTRIAL PLANT will be established in favor of SUBLESSEE or in favor of whom it appoints.

The price of the sale-purchase will be calculated according to the appraisals conducted to determine the value of the INDUSTRIAL PLANT, in the understanding that for such purpose, Serto S.A. de C.V. and SUBLESSEE, will appoint each one an expert appraiser, and both will appoint a third expert appraiser, which expert's opinion will be the one determining the value of the INDUSTRIAL PLANT. That value will be used as basis to determine the price of the sale-purchase, in the event that SUBLESSOR decides to exercise its option to purchase.

The parties agree that for the purposes of the appraisal of the INDUSTRIAL PLANT the conditions to be taken as basis will be the ones in which THE INDUSTRIAL PLANT is found before SUBLESSEE has made any improvements and modifications carried out during the term of this agreement, that is, the expert appraisers should make their appraisals without considering the appreciation of the improvements and modifications made by the SUBLESSEE to the INDUSTRIAL PLANT.

For the purposes of the foregoing, SUBLESSEE has made an appraisal before making the improvements to THE INDUSTRIAL PLANT, where the status in which the INDUSTRIAL PLANT was found is detailed and its value at the time of the signature of this agreement is expressed in national currency. To calculate the value of the INDUSTRIAL PLANT in dollars the exchange rate used will be the one published in the Daily Gazette of the federation for the compliance of obligations in dollars on the date of the signature of this agreement, said appraisal will be attached as exhibit 9, the referred appraisal should be considered by the expert appraisers when they carried out their appraisal in the event that the SUBLESSEE decides to exercise the option to purchase established herein. In the event that SUBLESSEE decides to exercise the option to purchase the price to be used for the option to purchase will be covered by the SUBLESSEE to Serto S.A. de C.V., in dollars United States Currency at the exchange rate on the date of signature of this agreement.

Serto S.A. de C.V., owner of the property in which THE INDUSTRIAL PLANT is constructed, in this act expressly confers the option to purchase THE INDUSTRIAL PLANT to SUBLESSEE, said option could be exercised if it is complied with first paragraph of this clause.

SERTO S.A. de C.V. being bound to use the price of the sale-purchase to release THE INDUSTRIAL PLANT from any encumbrance, in order for it to be transferred to SUBLESSEE free from any encumbrance of limitation. In case that Serto S.A. de C.V. cannot release an encumbrance, it accepts that from the price of the sale-purchase, the amount of the encumbrance will be proportionally reduced, such deduction being calculated by the expert that appraises said plant for the exercise of the option to purchase.

SUBLESSEE will also have the right of first refusal to acquire the INDUSTRIAL PLANT in case that Serto S.A. de C.V. or SUBLESSOR intend to transfer it. For the purpose, SUBLESSOR and/or Serto S.A. de C.V., shall notify SUBLESSEE that there is an interested person or entity in acquiring the INDUSTRIAL PLANT. Such notice shall contain the terms and conditions in which the third party is willing to acquire the INDUSTRIAL PLANT. SUBLESSEE will have a term of 15 (fifteen) days from the date it undoubtedly received the corresponding notice, to equal the conditions that Serto S.A. de C.V. or the SUBLESSOR present, or to notify SUBLESSOR its lack of interest in the acquisition. The present right will be valid during the term of the present agreement and its extensions.

Once the initial validity term of two years of this agreement have expired and its extensions concluded, SUBLESSEE will have the preferential right for a new lease, a long as it agrees and declares it within the following 8 (eight) days from the date it was notified of the price of the rent and other terms that SUBLESSOR proposes for the new extension, which shall be in equal conditions with regards to other potential lessees.

                                                         RESCISSION OF THE LEASE

CLAUSE FIFTEENTH.- The lease agreement may be rescinded by SUBLESSOR as a result of the following events:

a).- Lack of payment by SUBLESSEE within the first 15 (fifteen) days of each month for three consecutive months.

b).- If SUBLESSEE is voluntarily or obligated to a bankruptcy or bankruptcy process.

c).-  If a process to dissolve and liquidate SUBLESSEE is started.

d).- If SUBLESSEE makes substantial modifications to the leased INDUSTRIAL PLANT, affecting the structure and foundations without written authorization from SUBLESSOR.

e).- Termination for any reason of the lease agreement attached to this document as Exhibit 6.

SUBLESSEE will have a right, but not an obligation to early terminate this agreement without any penalty, in the case that for any reason and at any time it cannot use the INDUSTRIAL PLANT for the purposes it was leased, or in the event that the competent authorities do not grant construction permit for the intended modifications in the INDUSTRIAL PLANT according to the project attached herein as exhibit 8 or in the case that there is a change in the political, social or financial conditions of the country that could prevent it to continue with the profitable operation of its activities in the INDUSTRIAL PLANT.

SUBLESSEE may also terminate this agreement without any responsibility, in case that for any reason or motive, not directly attributable to it, the permits or authorizations to operate in the INDUSTRIAL PLANT are canceled or revoked, or that for any cause out of its control, the use, enjoyment or peaceful possession of THE INDUSTRIAL PLANT is impeded or altered by any third party.

In the event that for the reasons referred to in the preceding paragraphs the SUBLESSEE decides to early terminate this agreement, SUBLESSOR and Serto S.A. De C.V. compromise to negotiate in good faith a fair compensation for SUBLESSEE for the investments, improvements and modifications made to the INDUSTRIAL PLANT, which if required, should be appraised by an expert appraiser, following the same mechanism established to determine the value of the INDUSTRIAL PLANT in the clause related with the option to purchase.

                                                      EXPANSION OR IMPROVEMENTS.

CLAUSE SIXTEENTH.- SUBLESSOR expressly authorizes SUBLESSEE to carry out the improvements and modifications referred in Exhibit "8" of this document, in the understanding that the foregoing shall not be construed as an obligation for SUBLESSEE to carry them out. SUBLESSEE may request SUBLESSOR to expand or create of additional improvements. SUBLESSOR will analyze the request presented by SUBLESSEE being bound to respond within the following ten days from the date it was notified, in the understanding that the additional modifications will be made with prior written express authorization from SUBLESSOR.

The expansions that in its case might be carried out in the terms of this clause, will be subject to the preferential rights to lease and to the option to purchase contemplated in the corresponding clause of this AGREEMENT.

In case that SUBLESSEE makes expansions or constructs additional surfaces in the INDUSTRIAL PLANT, this will not be considered for the rent payment referred in the corresponding clause of this agreement, since they will stay in benefit of the INDUSTRIAL PLANT at the termination of the initial term of the agreement and its extensions.

                                                           VISIT AND INSPECTION.

CLAUSE SEVENTEENTH.- SUBLESSEE shall authorize SUBLESSOR or the persons it appoints, access to the INDUSTRIAL PLANT, to verify the use of it, as well as its status and situation, with a prior written notice that SUBLESSOR shall provide at least ten working days in advance; as long as said visit does not alter the normal activities of SUBLESSEE in the INDUSTRIAL PLANT, and it takes place during working days and hours.

                      AUTHORITY OF SUBLESSOR TO ENCUMBER OR TRANSFER ITS RIGHTS.

CLAUSE EIGHTEENTH.- SUBLESSOR may transfer or encumber the rights derived from the sublease agreement, with prior written notification to SUBLESSEE. SUBLESSOR expressly binds not to cede, encumber or transfer the rights derived form this agreement to any company related with the trade business or activity carried out by the SUBLESSEE. In case that there is a new SUBLESSOR, it will be surrogated in the obligations and will have the rights and obligations derived from this AGREEMENT.

The foregoing in the understanding that the powers granted to SUBLESSOR referred to in this clause, may not be exercised in regards to individuals or companies, or entities, dedicated to the same activity as the SUBLESSEE, or to any branch or subsidiary of them, or that for any reason there would exist a conflict of interest between the new SUBLESSOR and the SUBLESSEE, unless the prior written consent from SUBLESSEE is granted.

                                                                      COMMISSION

CLAUSE NINETEENTH.- Any commission originated in regards to this agreement shall be paid directly by the SUBLESSOR.

                                                                       INSURANCE

CLAUSE TWENTIETH.- THE SUBLESSEE binds to obtain an Insurance policy in favor of the SUBLESSOR with full coverage in order to protect against the following risks: fire, earthquakes, tornadoes, hurricanes, explosions, snow storms, damages caused by car accidents, damages caused by smoke, vandalism, theft and other risks that could be covered by a full coverage policy, with a coverage amount that covers the value of the damages that could be suffered by the INDUSTRIAL PLANT.

The insurance will be valid during the term of this agreement. In the event that the SUBLESSOR cedes or transfers in any way the rights derived from this SUBLEASE agreement, the policy should be modified to add the transferee as beneficiary of the policy, including rent payment if necessary.

The premium to be paid for the insurance referred in the present clause will be covered by the SUBLESSEE.

                                                     GUARANTEE TO THE SUBLESSEE.

CLAUSE TWENTY FIRST.- THE SUBLESSOR and Serto, S.A. de C.V. who in this act grants its consent, agree to hold the SUBLESSEE harmless, of any conflict, process, or claim resulting from the application of the ecological regulations of State or Federal nature applicable to the subject matter of the sublease, that could be originated, with regards to the observations referred in the environmental study mentioned in exhibit 10 of the present Agreement.

      For purposes of the preceding paragraph, the parties agree that the obligations of THE SUBLESSEE of returning the leased property in the conditions it was received, it will be subject to consider for purposes of returning it, that on the receipt date of possession of the lease property, the land and soil in which the property is constructed, are found in the conditions mentioned in the referred Exhibit "10".

      In regards to the soil in which the PROPERTY is constructed the INDUSTRIAL PLANT as a result of the analysis practiced to it, if it is consider necessary to carried out action or actions to remedy the status of said soil this will be an obligation of the

SUBLESSOR, who binds to carry them out and to cover the expenses as a result of said actions.

                                     INTERPRETATION AND RESOLUTION OF CONFLICTS.

CLAUSE TWENTY SECOND.- For everything related with the Interpretation and performance of this agreement the parties agree to submit to the provisions of the laws for the State of Jalisco, Mexico.

In regards to the resolution of any controversy that could arise the parties shall try to solve it through good faith negotiations during 60 (sixty) days following from that when the controversy or dispute arises. If once said terms has elapsed the parties do not come to an agreement, said controversy will be solved through Arbitration before The Commercial Arbitration and Mediation Center for the American CAMCA according to their rules.

The Arbitral Procedure will be in this city of Guadalajara, Jalisco, and it will be handle before only one arbitrator, which will be appointed by mutual agreement by THE SUBLESSOR and THE SUBLESSEE. In case that the parties do not agree on the appointment of one arbitrator, each one will appoint one arbitrator who will appoint a third arbitrator, which will be appointed following the referred rules.

The language to be used in the arbitration will be Spanish, except for the Arbitral Resolution, which should be issued in English and Spanish, the arbitral resolution will be definitive and should be voluntarily adopted by the parties. In case that the parties do not voluntarily adopt the issued resolution, some will be presented for its execution before the Jurisdiction of a competent Judge in the City of Guadalajara, Jalisco.

The losing party, will be responsible for the fees, expenses and costs of the prevailing party, originated from the Arbitration and its execution.

                                                                       LANGUAGE.

CLAUSE TWENTY THIRD.- This agreement has been prepared in English and Spanish. In the case that there is an inconsistency between the two versions, the Spanish version will prevail.

Having read the present AGREEMENT and being aware of its scope and content, the parties ratify and sign it in three copies in the city of Guadalajara, Jalisco, on February 22, 1999 (nineteen ninety nine) along with two witnesses that also subscribe it, in all and each one of its pages.

                                  THE SUBLESSOR



                         /S/Lic. Javier Rodriguez Lucio
                OPERADORA FARMACEUTICA DE OCCIDENTE, S.A. DE C.V.
                        Rep. Lic. Javier Rodriguez Lucio



                                  THE SUBLESSEE



                              /S/ Stephen A. Neveu
                    AVEX ELECTRONICS DE MEXICO, SRL. DE C.V.
                              Rep. Stephen A. Neveu



                               SERTO, S.A. DE C.V.


                        /S/C.P. Mauricio Benavides Perez
                       Rep. C.P. Mauricio Benavides Perez



                                   DEPOSITARY


                        /S/C.P. Mauricio Benavides Perez
                          C.P. Mauricio Benavides Perez


/S/
    WITNESS                                   WITNESS